Exhibit 99.1

By Electronic Delivery to: andy.jin@nocera.net; rcarmel@srfc.law

August 10, 2026

Mr. Andy Ching-An Jin

Chief Executive Officer

Nocera, Inc.

3F (Building B), No. 185, Sec. 1, Datong Rd.

Xizhi Dist., New Taipei City 221, Taiwan, ROC

Re:	Nocera, Inc. (the “Company”)
Nasdaq Symbol: NCRA

Dear Mr. Jin:

On April 17, 2026, Staff notified the Company that it did not comply with the minimum $2.5 million stockholders’ equity, $35 million market value of listed securities, or $500,000 of net income from continuing operations requirements for The Nasdaq Capital Market set forth in Listing Rules 5550(b)(1), or 5550(b)(2), or 5550(b)(3) (collectively, the “Rule”). Based on the Company’s Form 10-Q for the period ended June 30, 2026, evidencing stockholders’ equity of $5,435,030, Staff has determined that the Company complies with the Rule, and this matter is now closed.

If you have any questions, please contact Wayne Bush, Listing Analyst, at +1 301 624 3072.

Thank you,

Nasdaq Listing Qualifications